Global Digital Solutions, Inc. Awarded Specific Performance and $192M in Incidental Damages

Ruling will propel company into automotive EV and AI sectors

West Palm Beach, FL, Feb. 03, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Global Digital Solutions, Inc. (GDSI) (OTC: GDSI), a company that is positioning itself as a leader in Automotive and Aviation Technology Solutions, has received the decision from the United States District Court for the Southern District of Florida regarding the case against Grupo Rontan Electro Metalurgica, S.A., Joao Alberto Bolzan and Jose Carlos Bolzan.

The decision awards Global Digital Solutions Specific Performance (Rights to Rontan Metalurgica) and incidental damages of $192,448,000.

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for%20Judgment.%20A%20final.pdf

William Delgado, CEO and Chairman of GDSI, said, “We are very pleased to announce that our ongoing legal complaint against Rontan Metalurgica and the Bolzan brothers has been decided. Our legal team of William Isaacson, Carlos Sires and James Grippando has done a fantastic job steering this through a very complex legal process. The GDSI team looks forward to expanding into the electric vehicle and automotive artificial intelligence sectors in the coming months. We also expect to announce additional acquisitions and partnerships in our Aviation Technology group. We look forward to providing detailed updates to the marketplace in the coming weeks as our near-term strategy is put into place with our attorneys, business partners and potential banking relationships.”

Automotive Technology

The Company intends to leverage our experience gained from engineering and assembly of mobile command centers through its NACSV subsidiary into the vastly expanding Electric Vehicle (EV) and Automotive Artificial Intelligence (AI) sector. Although we do not intend to become a full-service manufacturer, we believe that we have the ability to provide support to the industry through parts, service, logistics, and software development. We also expect to rely on our AI partner, Consolidated Ocean Technology, Inc (COT) for work in this area.

Aviation Technology

The Company has continued its development of the PALS system in 2020. We have conducted preliminary flight testing and expect to announce additional flight testing after the first of the year. We also have been working with the Federal Aviation Administration (FAA) and selected OEMS to incorporate the system into their respective flight protocols. Development has been somewhat slowed due to the Covid-19 situation. We expect activity to pick up in 2021. The Company is also looking at other uses for the PALS technology, specifically as it relates to noise abatement and flow control. We are also continuing to look for additional aviation technologies that we may acquire in the future to augment our offerings.

About Global Digital Solutions, Inc.

Global Digital Solutions, Inc. (OTC:GDSI), a company that is positioning itself as a leader in Automotive and Aviation Technology Solutions, continues to enhance shareholder value in these areas. We currently operate an Aviation Technology group focused on low visibility and airspace congestion safety. The Company expects to add significantly through acquisitions and partnerships additional capabilities in EV and Automotive AI technologies. For more information about GDSI, visit http://www.gdsi.co

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on November 21, 2019, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:

Richard Brown

nesscapconsult@gmail.com

775-443-4740

SOURCE: Global Digital Solutions Inc.